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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (Date of earliest event reported):            JANUARY 5, 2001



                                UTI ENERGY CORP.
               (Exact name of registrant as specified in charter)


                 DELAWARE                           1-12542                            23-2037823
         (State of Incorporation)            (Commission File No.)        (I.R.S. Employer Identification No.)



16800 GREENSPOINT PARK DRIVE, SUITE 225N
           HOUSTON, TEXAS                                                                 77060-2390
(Address of Principal Executive Offices)                                                  (Zip Code)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 873-4111



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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On January 5, 2001, UTI Energy Corp. announced that it had entered into three separate agreements to acquire a total of six additional drilling rigs for a total purchase price of $13.6 million cash. The six rigs have an average depth capacity of approximately 15,000 feet, and will bring UTI's total rig count to 150 drilling rigs. The three transactions are expected to close by the end of January.

         Four of the new rigs are currently in service - three in Oklahoma, and one in south Texas. The remaining two, including an "SCR" electric rig capable of drilling to a depth greater than 20,000 feet, will be refurbished at a cost of approximately $2.5 million, excluding drill pipe. It is expected that the SCR rig will be marketed beginning in the second quarter of the year and the other rig is expected to be marketed during the first quarter.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

          99.1   -   Press Release dated January 5, 2001 relating to the
                     acquisition by UTI Energy Corp. of six additional drilling rigs.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 UTI ENERGY CORP.



Dated as of January 5, 2001               /s/ John E. Vollmer III
                                 --------------------------------------------
                                            John E. Vollmer III
                                 Senior Vice President, Chief Financial Officer,
                                          Secretary and Treasurer




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                                INDEX TO EXHIBITS


       Number                             Exhibit
       ------                             -------
        99.1        Press Release dated January 5, 2001 relating to the
                    acquisition  by UTI Energy Corp. of six additional drilling rigs.